                                                                     EXHIBIT 5.1

                        WILSON SONSINI GOODRICH & ROSATI
                                   One Market
                         Spear Street Tower, Suite 1600
                             San Francisco, CA 94105
                               Tel: (415) 947-2000

                                                                   June 15, 2000

Heska Corporation
1613 Prospect Parkway
Fort Collins, CO 80525

         Re:   Registration Statement on Form S-8

Ladies and Gentlemen:

         With reference to the Registration Statement on Form S-8 to be filed by Heska Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 500,000 shares of the Company's Common Stock issuable pursuant to the Company's Employee Stock Purchase (the "Stock Plan"), it is our opinion that such shares of the Common Stock of the Company, when issued and sold in accordance with the Stock Plan, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

                                    Very truly yours,

                                    /s/  WILSON SONSINI GOODRICH & ROSATI